Exhibit 99

Explanation of Responses:

(1) The Reporting Person is the sole member of Hayground Cove Asset Management LLC, which is the beneficial owner of 275,000 shares of the Issuer's Common Stock. Pursuant to Instruction (5)(b)(iv) of Form 3, the Reporting Person has elected to report as indirectly beneficially owned the entire number of securities beneficially owned by such entity. The Reporting Person disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.

(2) The Reporting Person is the sole member of Hayground Cove Asset Management LLC, which is the managing member of Hayground Cove Fund Management LLC, which is the general partner of Hayground Cove Associates LP, which is the investment manager for the following funds:

      - Hayground Cove Institutional Partners LP, which is the beneficial owner of 365,400 shares of the Issuer's Common Stock;

      - Hayground Cove Overseas Partners Ltd., which is the beneficial owner of 2,280,500 shares of the Issuer's Common Stock;

      - Hayground Cove Turbo Fund LP, which is the beneficial owner of 817,300 shares of the Issuer's Common Stock;

      - Hayground Cove Turbo Fund Ltd., which is the beneficial owner of 1,790,100 shares of the Issuer's Common Stock;

      - Hayground Cove Equity Market Neutral Fund LP, which is the beneficial owner of 76,500 shares of the Issuer's Common Stock;

      - Hayground Cove Equity Market Neutral Fund Ltd., which is the beneficial owner of 46,200 shares of the Issuer's Common Stock;

      - TE Hayground Cove Portfolio Ltd., which is the beneficial owner of 771,800 shares of the Issuer's Common Stock; and

      - Man Mac Lucendro 5B Limited, which is the beneficial owner of 1,875,700 shares of the Issuer's Common Stock.

Pursuant to Instruction (5)(b)(iv) of Form 3, the Reporting Person has elected to report as indirectly beneficially owned the entire number of securities beneficially owned by such entities. The Reporting Person disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.

(3) The Reporting Person is the sole member of Hayground Cove Asset Management LLC, which is the beneficial owner of 7,500,000 of the Issuer's Warrants. Pursuant to Instruction (5)(b)(iv) of Form 3, the Reporting Person has elected to report as indirectly beneficially owned the entire number of securities beneficially owned by such entity. The Reporting Person disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.